EXHIBIT 99.1

CNET NETWORKS, INC. AND TWOFOLD PHOTOS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

On August 2, 2004, CNET Networks, Inc., a Delaware corporation (“CNET”) completed its acquisition of Twofold Photos, Inc. a California corporation (“Twofold”). Pursuant to the Agreement and Plan of Acquisition (the “Acquisition Agreement”), dated July 14, 2004 by and among CNET, Cheese Acquisition Sub, Inc., (“Acquisition Sub”) a California corporation and wholly-owned subsidiary of the CNET Networks, Inc., Twofold Photos, Inc. and Nicholas Wilder as Shareholder Representative, Acquisition Sub was merged with and into Twofold, with Twofold continuing as the surviving corporation and a wholly-owned subsidiary of CNET.

The following unaudited pro forma condensed combined consolidated financial statements have been prepared to give effect to the acquisition of Twofold Photos, Inc. (“Webshots”) by CNET, using the purchase method of accounting, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financials statements. These pro forma statements were prepared as if the acquisition had been completed as of January 1, 2003 for statements of operations purposes and as of June 30, 2004 for balance sheet purposes.

The unaudited pro forma condensed combined consolidated financial information was prepared from (1) CNET’s audited historical consolidated financial statements included in CNET’s Form 10-K for the year ended December 31, 2003, (2) CNET’s unaudited historical condensed consolidated financial statements included in CNET’s Form 10-Q for the quarterly period ended June 30, 2004, (3) Webshots’ audited historical financial statements as of and for the year ended December 31, 2003, included elsewhere in this Form 8-K/A and (4) Webshots’ unaudited historical financial statements as of and for the six months ended June 30, 2004, filed elsewhere in this Form 8-K/A, and should be read in conjunction with those financial statements.

The pro forma condensed combined consolidated financial statements include adjustments, which are based on preliminary estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of Webshots. The preliminary purchase price allocation for Webshots is subject to revision as more detailed analysis is completed and additional information on the fair values of Webshots’ assets and liabilities becomes available. Any change in the fair value of the net assets of Webshots will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on January 1, 2003 for statements of operations purposes and as of June 30, 2004 for balance sheet purposes, nor are they necessarily indicative of the future financial position or results of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2004
(in thousands)

	Historical		Pro Forma
	CNET	Webshots	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$62,626	$4,164	$(30,000	) (a)	$36,790
Investments in marketable debt
securities	14,049	--	--		14,049
Accounts receivable, net	49,355	1,217	(60	) (b)	50,512
Other current assets	14,712	259	(3	) (c)	14,968

Total current assets	140,742	5,640	(30,063)		116,319
Restricted cash	19,774	--	--		19,774
Investments in marketable debt
securities	57,013	--	(30,000	) (a)	27,013
Property and equipment, net	49,553	788	(550	) (d)	49,791
Other assets	24,611	156	--		24,767
Intangible assets, net	13,978	1,120	16,270	(e)	31,368
Goodwill	67,878	620	52,083	(e)	120,581

Total assets	$373,549	$8,324	$7,740		$389,613

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,503	$179	$--		$7,682
Accrued liabilities	57,770	3,804	1,593	(f)	63,167
Current portion of long-term debt	3,744	--	--		3,744

Total current liabilities	69,017	3,983	1,593		74,593
Non-current liabilities:
Long-term debt	125,614	--	--		125,614
Other liabilities	1,779	488	10,000	(g)	12,267

Total liabilities	196,410	4,471	11,593		212,474
Stockholders' equity:
Common stock	14	1,099	(1,099	) (h)	14
Additional paid-in-capital	2,714,173	--	--		2,714,173
Accumulated other comprehensive
income	(13,426)	--	--		(13,426)
Treasury stock, at cost	(30,428)	--	--		(30,428)
Accumulated deficit	(2,493,194)	2,754	(2,754	) (h)	(2,493,194	) (h)

Total stockholders' equity	177,139	3,853	(3,853)		177,139

Total liabilities and
stockholders' equity	$373,549	$8,324	$7,740		$389,613

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except share and per share data)

	Historical		Pro Forma
	CNET	Webshots	Adjustments		Combined
Revenues:
Interactive	$196,990	$7,973	$--		$204,963
Publishing	49,250	--	--		49,250

Total revenues	246,240	7,973	--		254,213
Operating expenses:
Cost of revenues	138,305	2,249	--		140,554
Sales and marketing	68,827	--	--		68,827
General and administrative	36,272	3,036	--		39,308
Depreciation	17,348	498	(419	) (i)	17,427
Amortization of intangible assets	6,304	136	2,775	(j)	9,215

Total operating expenses	267,056	5,919	2,356		275,331
Operating income (loss)	(20,816)	2,054	(2,356)		(21,118)
Non-operating income (expense):
Interest income	2,205	32	(1,080	) (a)	1,157
Interest expense	(6,932)	(42)	(258	) (g)	(7,232)
Other	(87)	--	--		(87)

Total non-operating income
(expense)	(4,814)	(10)	(1,338)		(6,162)

Income (loss) before income taxes	(25,630)	2,044	(3,694)		(27,280)
Income tax expense	660	30	--		690

Net income (loss)	$(26,290)	$2,014	$(3,694)		$(27,970)

Basic and diluted net loss per share	$(0.19)				$(0.20)
Shares used in calculating basic and diluted net loss per share	140,234,438				140,234,438

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2004
(in thousands, except share and per share data)

	Historical		Pro Forma
	CNET	Webshots	Adjustments		Combined
Revenues:
Interactive	$114,748	$5,593	$--		$120,341
Publishing	16,737	--	--		16,737

Total revenues	131,485	5,593	--		137,078
Operating expenses:
Cost of revenues	68,550	1,636	--		70,186
Sales and marketing	36,126	--	--		36,126
General and administrative	18,929	1,017	--		19,946
Depreciation	11,246	235	(195	) (i)	11,286
Amortization of intangible assets	2,556	68	1,387	(j)	4,011

Total operating expenses	137,407	2,956	1,192		141,555
Operating income (loss)	(5,922)	2,637	(1,192)		(4,477)
Non-operating income (expense):
Realized gains on investments, net	11,338	--	--		11,338
Interest income	1,023	21	(400	) (a)	644
Interest expense	(4,709)	(21)	(129	) (g)	(4,859)
Other	(86)	--	--		(86)

Total non-operating income (expense)	7,566	--	(529)		7,037

Income (loss) before income taxes	1,644	2,637	(1,721)		2,560
Income tax expense	247	39	--		286

Net income (loss)	$1,397	$2,598	$(1,721)		$2,274

Basic net income per share	$0.01				$0.02

Diluted net income per share	$0.01				$0.02

Shares used in calculating basic
net income per share	142,884,525				142,884,525
Shares used in calculating diluted
net income per share	150,312,383				150,312,383

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On August 2, 2004, CNET Networks, Inc., a Delaware corporation completed its acquisition of Twofold Photos, Inc. a California corporation. Pursuant to the Agreement and Plan of Acquisition, dated July 14, 2004 by and among CNET, Cheese Acquisition Sub, Inc., a California corporation and wholly-owned subsidiary of the CNET, Twofold and Nicholas Wilder as Shareholder Representative, Acquisition Sub was merged with and into Twofold, with Twofold continuing as the surviving corporation and a wholly-owned subsidiary of CNET. Under the terms of the agreement, CNET paid a total of $70.0 million of which $10.0 million is deferred consideration payable in three years bearing interest at a rate of 3% per year. The $60.0 million of consideration paid at closing was paid in cash net of $2.6 million of assumed employee loans. Together with direct transaction costs, this resulted in a preliminary aggregate purchase price of approximately $70.4 million. CNET has accounted for the acquisition under the purchase method of accounting.

The unaudited pro forma condensed combined consolidated balance sheet at June 30, 2004 is presented to give effect to the acquisition of Webshots as if the transaction had been consummated on that date. The unaudited pro forma condensed combined consolidated balance sheet at June 30, 2004 has been prepared by combining the historical unaudited consolidated balance sheet data of CNET and Webshots as of June 30, 2004. The unaudited pro forma condensed combined consolidated statements of operations of CNET and Webshots for the year ended December 31, 2003 and the six months ended June 30, 2004 are presented as if this transaction had been consummated on January 1, 2003. The unaudited pro forma condensed combined consolidated statement of operations of CNET and Webshots for the year ended December 31, 2003 have been prepared using the audited consolidated statement of operations data for CNET and Webshots for the year ended December 31, 2003. The unaudited pro forma condensed combined consolidated statement of operations of CNET and Webshots for the six months ended June 30, 2004 have been prepared using the unaudited consolidated statement of operations data for the six months ended June 30, 2004.

2. Preliminary Purchase Price

The unaudited pro forma condensed combined consolidated financial statements reflect an estimated purchase price of $70.4 million. The estimated total purchase price of the Webshots acquisition consists of the following:

(in thousands)
Cash	$57,348
Employee receivable	2,652
Deferred consideration	10,000
Estimated direct merger costs	448

Net assets acquired	$70,448

Under the purchase method of accounting, the total purchase price as of the date of acquisition has been allocated to assets and liabilities based on management’s preliminary estimate of fair value. The excess of the purchase consideration over the fair value of the net assets acquired has been allocated to goodwill. Goodwill will not be amortized and will be tested for impairment at least annually. The estimated fair values of the assets acquired and liabilities assumed at the date of acquisition are as follows:

(in thousands)
Cash acquired	$4,164
Tangible assets acquired	1,808
Amortizable intangible assets:
Existing User Base	11,615
Trade Name	3,533
Existing Technology	1,246
Content	996
Goodwill	52,703

Total assets acquired	76,065
Liabilities assumed	(5,617)

Net assets acquired	$70,448

A preliminary estimate of $17.4 million has been allocated to amortizable intangible assets consisting of existing technology, content, trade name, and existing user base with useful lives ranging from three to seven years.

A preliminary estimate of $52.7 million has been allocated to goodwill. The amount recorded in the condensed combined balance sheet at June 30, 2004 differs from the amount determined as of the August 2, 2004 acquisition date due to changes in assets and liabilities of Webshots between those dates. The preliminary purchase price allocation for Webshots is subject to revision as more detailed analysis is completed and additional information on the fair values of Webshots’ assets and liabilities becomes available. Any change in the fair value of the net assets of Webshots will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

3. Pro Forma Adjustments

Certain reclassifications have been made to conform Webshots historical and pro forma amounts to CNET’s financial statements presentation.

The accompanying unaudited pro forma condensed combined consolidated financial statements have been prepared as if the acquisition was completed on June 30, 2004 for balance sheet purposes and as of January 1, 2003 for statements of operations purposes and reflect the following pro forma adjustments:

(a)     To reflect the estimated cash portion of the acquisition and resulting decrease in interest income.

(b)     To adjust Webshots accounts receivable to estimated fair value.

(c)     To adjust Webshots prepaids to estimated fair value.

(d)     To adjust Webshots fixed assets to estimated fair value of approximately $238,000.

(e)     To eliminate Webshots existing intangible assets and to establish amortizable intangible assets and non-amortizable goodwill resulting from the acquisition.

Intangible Assets (in thousands)
Webshots' historical intangible assets	$(1,120)
Estimated identifiable intangible assets	17,390

$16,270

Goodwill (in thousands)
Webshots historical goodwill	$(620)
Goodwill arising from the Webshots acquisition	52,703

$52,083

(f)     To record lease abandonment costs for abandonment of Webshots’ former office space, California S corporation taxes payable for Webshots related to the transaction and estimated direct transaction costs, for which actual amounts could differ upon completion.

(in thousands)
Lease abandonment	$383
State taxes payable	762
Estimated direct transaction costs	448

$1,593

(g)     To record the deferred consideration of $10.0 million payable to Twofold Photos, Inc. shareholders in three years and reflect the additional interest expense at 3% per year related to this deferred consideration payable.

(h)     To eliminate the historical stockholders’ equity of Webshots.

(i)     To adjust depreciation of fixed assets acquired from Webshots to reflect the fair value of those assets at the transaction date.

(in thousands)	Six Months Ended June 30, 2004	Year Ended December 31, 2003
Depreciation of Webshots historical fixed assets	$(235)	$(498)
Intangible assets amortization	40	79

	$(195)	$(419)

(j)        To eliminate the amortization of Webshots historical intangibles and reflect amortization of the amortizable intangible assets resulting from the acquisition on a straight-line basis resulted. The estimated lives of existing technology and content is three years and of trade name and users is five years.

(in thousands)	Six Months Ended June 30, 2004	Year Ended December 31, 2003
Amortization of Webshots historical intangibles	$(68)	$(136)
Intangible assets amortization	1,455	2,911

	$1,387	$2,775

4. Pro Forma Combined Net Income (Loss) Per Share

Basic net income (loss) per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed using the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the period.